Calculation of Filing Fee Tables
N-14
Goldman Sachs Private Credit Corp.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.875% Notes due 2028	457(a)	900,000,000		$ 900,000,000.00	0.0001381	$ 124,290.00
Fees to be Paid	2	Debt	5.050% Notes due 2028	457(a)	700,000,000		$ 700,000,000.00	0.0001381	$ 96,670.00
Fees Previously Paid	3	Debt	5.875% Notes due 2028	457(a)	400,000,000		$ 400,000,000.00		$ 55,240.00
Fees Previously Paid	4	Debt	6.250% Notes due 2030	457(a)	600,000,000		$ 600,000,000.00		$ 82,860.00
Fees Previously Paid	5	Debt	5.375% Notes due 2029	457(a)	660,000,000		$ 660,000,000.00		$ 91,146.00
			Total Offering Amounts:				$ 3,260,000,000.00		$ 450,206.00
			Total Fees Previously Paid:						$ 229,246.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 220,960.00
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rule 457(a) and 457(f)(2) of the Securities Act of 1933.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
400,000	$ 1,000.00	$ 400,000,000.00			$ 400,000,000.00

[2]	Rule 457(f) Fee Calculation Details

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rule 457(a) and 457(f)(2) of the Securities Act of 1933.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
600,000	$ 1,000.00	$ 600,000,000.00			$ 600,000,000.00

[3]	Rule 457(f) Fee Calculation Details

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rule 457(a) and 457(f)(2) of the Securities Act of 1933.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
660,000	$ 1,000.00	$ 660,000,000.00			$ 660,000,000.00

[4]	Rule 457(f) Fee Calculation Details

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rule 457(a) and 457(f)(2) of the Securities Act of 1933.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
900,000	$ 1,000.00	$ 900,000,000.00			$ 900,000,000.00

[5]	Rule 457(f) Fee Calculation Details

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rule 457(a) and 457(f)(2) of the Securities Act of 1933.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
700,000	$ 1,000.00	$ 700,000,000.00			$ 700,000,000.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date